                                                             Exhibit 99.1
                                                             ------------

              UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                FORM 11-K

 (x)      Annual Report Pursuant to Section 15(d)
          of the Securities Exchange Act of 1934
          For the fiscal period ended December 31, 1993

                                      or

 ( )      Transition Report Pursuant to Section 15(d)
          of the Securities Exchange Act of 1934
          For the transition period from         to
                                          -----        ----
          Commission file number   0-9630

  A. Full title of the plan and the address of the plan, if different from that of the issuer named below.

      The Liberty 1992 Restated Thrift Plan

  B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office.

      Liberty National Bancorp, Inc.
      416 West Jefferson Street
      P.O. Box 32500
      Louisville, Kentucky 40232-2500

                            REQUIRED INFORMATION

(a)  Financial Statements

     Report of Independent Accountants

  The financial statements noted below are filed in paper under cover of Form SE, as allowed by Rule 311 of Regulation S-T.

     Statement of Financial Condition as of
       December 31, 1993 and 1992

     Statement of Income and Changes in
       Plan Equity for the years ended
       December 31, 1993, 1992 and 1991

     Notes to Financial Statements

     Supplemental Schedules:

     Schedules I, II and III have been omitted because the required information is shown in the financial statements.

(b)  Exhibit

     (A) Consent of independent accountants.

                REPORT OF INDEPENDENT ACCOUNTANTS
                           ----------







To Chairman of the Administrative Benefit Committee
The Liberty 1992 Restated Thrift Plan

We have audited the accompanying statement of financial condition of The Liberty 1992 Restated Thrift Plan as of December 31, 1993 and 1992, and the related statement of income and changes in plan equity for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial condition of The Liberty 1992 Restated Thrift Plan as of December 31, 1993 and 1992 and the income and changes in plan equity for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


/s/ COOPERS & LYBRAND
Louisville, Kentucky
March 11, 1994




























































                                                             Exhibit (A)
                                                             -----------


                    CONSENT OF INDEPENDENT ACCOUNTANTS
                                ----------

We consent to the incorporation by reference in the registration statement of The Liberty 1992 Restated Thrift Plan on Form S-8 (File No. 2-83421) of our report dated March 11, 1994 on our audits of the financial statements of The Liberty 1992 Restated Thrift Plan as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, which report is included in the Annual Report on Form 11-K for the year ended December 31, 1993. Form 11-K is filed as an exhibit to Form 10-K of Liberty National Bancorp, Inc. for the year ended December 31, 1993.


/s/ COOPERS & LYBRAND
Louisville, Kentucky
March 16, 1994